Exhibit 16.1

John Kinross-Kennedy, CPA
17848 Skypark Circle, Suite C
Irvine, CA  92614-6401

July 21, 2010

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir:

I agree with the statements made by the registrant in response to Regulation S-X 304(a) in the 8-K filed by Kid’s Book Writer, Inc. filed this date.

/ s /

John Kinross-Kennedy, CPA